EXHIBIT 99.1

SMARTPROS REPORTS SECOND QUARTER 2009 FINANCIAL
RESULTS

Company Reports 17% Growth in Net Revenues and 47% Increase
in Operating Income for the Quarter Ended June 30, 2009

HAWTHORNE, N.Y. – August 11, 2009 – SmartPros Ltd. (Nasdaq:SPRO), a leader in the field of accredited professional education and corporate training, today announced its financial results for the three and six months ended June 30, 2009.

Financial results for the three months ended June 30, 2009 and 2008

  Net revenues increased 17% to $4.7 million from $4.1 million
  Operating income increased 47% to $245,000 from $167,000
  EBITDA (earnings before interest, taxes, depreciation and amortization) increased to $495,000 from $370,000
  Net income was $217,000, or $0.04 per diluted share, compared to $230,000, or $0.05 per diluted share

Financial results for the six months ended June 30, 2009 and 2008

  Net revenues increased 15% to $9.1 million from $7.9 million
  Operating income was $272,000, compared to an operating loss of $74,000
  EBITDA increased to $770,000 from $331,000
  Net income was $247,000, or $0.05 per diluted share, compared to $109,000, or $0.02 per diluted share

As of June 30, 2009, the Company had approximately $6.2 million in cash and cash equivalents, $3.4 million in accounts receivable, $5.8 million in deferred revenue, stockholders' equity of $12.7 million and no debt.

“SmartPros continues to increase sales, grow operating profits and maintain profitability while continuing to make targeted acquisitions in this tough economy,” said Allen Greene, Chairman and CEO of SmartPros. “Particularly positive for the second quarter were a 17 percent growth in revenues and a 47 percent increase in operating income. While net income was down slightly, we had previously noted that our earnings comparison would be affected by the accounting for tax credits that we previously booked as income. Our six-month numbers show the progress and growth we’ve made this year. Specifically, revenue, operating income, EBITDA and net income all showed gains.”

Greene continued: “We recently announced the acquisition of Executive Enterprise Institute (EEI). As with certain parts of our business, EEI’s revenues are seasonal and can therefore impact results on a quarterly basis. For example, with EEI we have taken on additional overhead for the third quarter but don’t anticipate generating revenues until the fourth quarter. We believe, however, that EEI is a great fit for us and will contribute positively to earnings in fiscal 2010. Their new Web site just launched, and we have begun taking orders for their fall and winter programs. Therefore, we will reiterate the need to look at the company’s results on an annual basis, realizing that our mix of products is seasonal and that acquisitions of new product lines such as EEI can cause fluctuations in quarterly results.”

SmartPros will host a teleconference tomorrow morning, Wednesday, August 12, beginning at 8:30 AM Eastern, and invites all interested parties to join management in a discussion regarding the Company’s financial results, corporate progress and other meaningful developments. The conference call can be accessed via telephone by dialing toll free 1-877-941-2928.

About SmartPros
Founded in 1981, SmartPros Ltd. is an industry leader in the field of accredited professional education and corporate training. Its products and services are primarily focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not-for-profit accounting, financial services, banking, engineering, legal, ethics and compliance, and information technology. SmartPros is a leading provider of professional education products to Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros provides education and content publishing and development services in a variety of media including Web, CD-ROM, video and live seminars and events. Our subscription libraries feature hundreds of course titles and 2,300+ hours of accredited education. SmartPros' proprietary Professional Education Center (PEC) Learning Management System (LMS) offers enterprise distribution and administration of education content and information. In addition, SmartPros produces a popular news and information portal for accounting and finance professionals serving more than one million ads and distributing more than 200,000 subscriber email newsletters each month. SmartPros' network of Web sites averages more than 900,000 monthly visits, serving a user base of more than one million profiled members. Visit: www.smartpros.com

Safe Harbor Statement
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments, that the Company expects, believes or anticipates will or may occur in the future. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission. Specifically, results reported within this press release should not be considered an indication of future performance.

For More Information, Please Contact:
SmartPros Ltd.
Shane Gillispie
VP Marketing Services & eCommerce
914-752-4401
shanegillispie@smartpros.com

SMARTPROS LTD. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$6,243,895	$6,626,181
Accounts receivable, net of allowance for doubtful accounts
of $39,627 at June 30, 2009, and $39,677 at December 31, 2008	3,370,766	3,114,139
Prepaid expenses and other current assets	192,408	249,281
Total Current Assets	9,807,069	9,989,601

Property and equipment, net	599,692	607,988
Goodwill	3,375,257	3,394,329
Other intangibles, net	4,292,790	4,500,639
Other assets, including restricted cash of $150,000	160,626	155,613
Deferred tax asset	1,144,645	1,103,923
Investment in joint venture, at cost	21,566	23,890
	9,594,576	9,786,382
Total Assets	$19,401,645	$19,775,983

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$653,630	$779,870
Accrued expenses	218,015	1,294,042
Deferred revenue	5,833,742	5,576,607
Total Current Liabilities	6,705,387	7,650,519

COMMITMENTS AND CONTINGENCIES
Stockholders’ Equity:
Convertible preferred stock, $.001 par value, authorized 1,000,000	-	-
shares, 0 shares issued and outstanding
Common stock, $.0001 par value, authorized 30,000,000 shares,	556	532
5,562,100 issued and 5,079,351 outstanding at June 30,
2009; and 5,324,316 issued and 4,841,567outstanding at December 31,
2008
Additional paid-in capital	17,479,765	17,155,851
Accumulated (deficit)	(3,258,340)	(3,505,196)
Common stock in treasury, at cost – 482,749 shares	(1,525,723)	(1,525,723)
Total Stockholders’ Equity	12,696,258	12,125,464
Total Liabilities and Stockholders’ Equity	$19,401,645	$19,775,983

SMARTPROS LTD. AND SUBSIDIARIES
Condensed Consolidated Statements of
Operations (Unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,

	2009	2008	2009	2008

Net revenues	$9,085,287	$7,937,534	$4,731,684	$4,061,871
Cost of revenues	4,182,384	3,555,961	2,181,624	1,673,385
Gross profit	4,902,903	4,381,573	2,550,060	2,388,486

Operating Expenses:
Selling, general and administrative	4,132,913	4,050,167	2,054,693	2,018,911
Depreciation and amortization	497,551	405,842	250,608	202,954
	4,630,464	4,456,009	2,305,301	2,221,865
Operating income (loss)	272,439	(74,436)	244,759	166,621

Other Income (Expense):
Interest income (net)	27,227	148,593	10,559	28,568
Loss from joint venture	(2,324)	-	(1,491)
	24,903	148,593	9,068	28,568

Income before (provision) benefit for income tax	297,342	74,157	253,827	195,189

(Provision) benefit for income tax	(50,486)	35,000	(36,486)	35,000
Net income	$246,856	$109,157	$217,341	$230,189

Net income per common share:
Basic net income per common share	$.05	$.02	$.04	$.05

Diluted net income per common share	$.05	$.02	$.04	$.05

Weighted Average Number of Shares Outstanding:
Basic	5,007,912	4,974,721	5,072,913	4,955,678

Diluted	5,168,384	5,027,312	5,239,710	4,990,698